Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with this annual report on Form 10-K of Transcat, Inc., Charles P. Hadeed, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:
1.	This annual report on Form 10-K for the fiscal year ended March 26, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this annual report on Form 10-K for the fiscal year ended March 26, 2011 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: June 22, 2011
/s/ Charles P. Hadeed
Charles P. Hadeed
President, Chief Executive Officer and Chief Operating Officer

Date: June 22, 2011
/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.